KCCW
CERTIFIED PUBLIC ACCOUNTANTS

Audit • Tax • Consulting • Financial Advisory
Registered with Public Company Accounting Oversight Board (PCAOB)

July 29, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of American Jianye Greentech Holdings, Ltd.'s Form 8-K dated July 29, 2010 and we agree with such statements insofar as they relate to our firm.

Sincerely,

KCCW Accountancy Corp

KCCW Accountancy Corp

KCCW Accountancy Corp. 22632 Golden Springs Dr, #230, Diamond Bar, CA 91765 USA
Tel: +1 909 348 7228 • Fax: +1 909 8995 4155 • info@kccwcpa.com